UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2017
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.01.    Completion of Acquisition or Disposition of Assets.

On November 1, 2017, Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI”), completed its previously-announced merger (the “Merger”) with Plaza Bancorp, a Delaware corporation (“Plaza”), pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of August 8, 2017, by and between PPBI and Plaza. At the effective time of the Merger, Plaza was merged with and into PPBI, with PPBI as the surviving corporation, which was immediately followed by the merger of Plaza’s wholly-owned bank subsidiary, Plaza Bank, with and into Pacific Premier Bank, the wholly-owned bank subsidiary of PPBI (“Pacific Premier”), with Pacific Premier as the surviving bank.

Pursuant to the terms of the Merger Agreement, each holder of Plaza’s common stock, par value $0.0001 per share (“Plaza Common Stock”) (other than holders of Plaza Common Stock who properly demand appraisal rights under Delaware law), has the right to receive 0.2000 of a share of PPBI’s common stock, par value $0.01 per share (“PPBI Common Stock”), for each share of Plaza Common Stock held immediately prior to the effective time of the Merger, with cash to be paid in lieu of fractional shares (the “Merger Consideration”).  At the effective time of the Merger, each outstanding restricted stock award granted by Plaza fully vested, and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Plaza Common Stock underlying such restricted stock award. In addition, at the effective time of the Merger, all outstanding stock options and warrants of Plaza became fully vested and were cancelled and settled in cash, as provided for in the Merger Agreement. Each outstanding share of PPBI Common Stock remained outstanding and was unaffected by the Merger.

Pursuant to such terms, PPBI will issue approximately 6,049,447 shares of PPBI Common Stock valued at $40.40 per share, which was the closing price of PPBI Common Stock on October 31, 2017, the last trading day prior to the consummation of the Merger.  The value of the total transaction consideration was approximately $251 million, which included approximately $6.5 million in aggregate cash for fractional shares and consideration payable to holders of Plaza options and Plaza warrants in connection with the closing of the Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to PPBI’s Current Report on Form 8-K filed with the Securities Exchange Commission on August 9, 2017, and incorporated herein by reference.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On November 1, 2017, PPBI issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial statements of businesses acquired.
The audited consolidated balance sheets of Plaza as of December 31, 2016 and 2015, the related audited consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows of Plaza for the years ended December 31, 2016 and 2015, the notes related thereto and the Report of Independent Registered Public Accounting Firm were previously included as part of Amendment No. 1 to the Registration Statement on Form S-4, File No. 333-220437, as filed by PPBI with the Securities and Exchange Commission on September 27,

2017 and declared effective on September 28, 2017 (the “Registration Statement”). Pursuant to General Instruction B.3 of Form 8-K, no additional audited consolidated financial statements of Plaza are required to be filed.
The unaudited consolidated balance sheet of Plaza as of June 30, 2017, the related unaudited consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows of Plaza for the three months and six months ended June 30, 2017 and 2016, and the notes related thereto were previously included as part of the Registration Statement. Pursuant to General Instruction B.3 of Form 8-K, no additional interim period consolidated financial statements of Plaza are required to be filed.
(b)    Pro Forma Financial Information.
The unaudited pro forma combined consolidated balance sheet of PPBI and Plaza as of June 30, 2017, unaudited pro forma combined consolidated income statements of PPBI and Plaza for the year ended December 31, 2016 and for the six months ended June 30, 2017, and the notes related thereto were previously included in the Registration Statement under the headings Unaudited Pro Forma Combined Condensed Consolidated Financial Data on pages 20 through 27 and 130 through 138. Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements of Plaza are required to be filed.

(d)    Exhibits

2.1
Agreement and Plan of Reorganization, dated as of August 8, 2017, by and between Pacific Premier Bancorp, Inc. and Plaza Bancorp (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on August 9, 2017)

99.1	Press Release dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	November 1, 2017	By:	/s/ RONALD J. NICOLAS, Jr.
Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer